                            ARTICLES OF AMENDMENT
                                      TO
                          ARTICLES OF INCORPORATION
                                      OF


       ----------------------------------------------------------------------
       GTE FLORIDA INCORPORATED
       ----------------------------------------------------------------------
                                   (present name)

     Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

     FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Article First is hereby amended to read as follows:

First: The name of the corporation is Verizon Florida Inc.





     SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:





     THIRD: The date of each amendment's adoption:  June 15, 2000
                                                   ---------------





     FOURTH: Adoption of Amendment(s) (CHECK ONE)

     /X/ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     / / The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

              "The number of votes cast for the amendment(s) was/were sufficient for approval by __________________________."
                                                 voting group

     / / The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     / / The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.


         Signed this 30th day of June, 2000.

Signature    /s/ Rosalynn Christian
           ------------------------------------------------------------
           (By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholders)

                                      OR
                  (By a director if adopted by the directors)

                                      OR
             (By an incorporator if adopted by the incorporators)

                  Rosalynn Christian
                  -------------------------------------------
                             Typed or printed name

                  Assistant Secretary
                  -------------------------------------------
                                     Title